Exhibit 99.1
Ludvik Capital Launches Nation’s First Securities-Backed
Child Support Payments Program

Family Support Payment Corporation to implement this innovative initiative

WILMINGTON, De, November 7, 2007. In an effort to help ease the strains on financial, operations and court systems across the fifty states, Ludvik Capital, Inc. ("Ludvik") (OTC:LDVK) today announced the formation of Family Support Payment Corporation (www.familysupportcorp.com) (“FSPC”). The company will implement a first-of-its-kind program using securities to financially back court ordered child support payments.

Working with various states, financial institutions, information management companies, and the legal community, Family Support Payment Corporation will facilitate the guaranteed payment of child support payments to custodial parents. The program also is structured to help reduce payments that the non-custodial parent is obligated to pay.

Frank Kristan, President of Ludvik Capital, said of the initiative, “The current system for payment of alimony and child support varies widely across the country. States use different methods to collect and redistribute payments. This in turn places a tremendous strain on the entire system.” He added, “From a family perspective, the present system can also place emotional and financial strains on the relationship between parents and children. Ludvik Capital formed FSPC to create a market based solution to these difficult challenges. We believe all participants will benefit.”

The business potential of this program is based on the following:

•
In 2007, federal and state reports identified the potential for securities-backed child support payments in arrears as $100 Billion dollars, with $35 Billion dollars, per year, in current payments due. The payments affect more than 17 million cases of court-ordered child support in the fifty states.

•
There are no statistics on the alimony payments and dollar amounts of child support in the private system, where parents and other custodians are on their honor to make support payments. It is considered to be at least 30% more than the court ordered cases with divorce affecting nearly 50% of all American Families.

•
If child support payments are paid for an average of 10 years, then, there is at least $350 Billion dollars available in the future to secure this debt. These are obligations owed to the individuals, state and federal governments. There will be a trust established to fund the program. The trust would be funded by the issuance of private, state and federal bonds.

Safe Harbor Statement: Except for historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and are subject to the safe harbor provisions of that Act. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement. These risks and uncertainties, and assumptions concerning the Company's future operations and performance, could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements will prove to be accurate.

Ludvik Capital, Inc makes investments in public and private companies. It provides long-term equity and debt investment capital to fund growth, acquisitions and recapitalizations of small and middle-market companies in a variety of industries. (www.ludvikcapital.com). The investments and development of the properties are subject to risks and uncertainties which include, but are not limited to, those relating to permitting, financing, the actions of federal, state, or local governments and agencies. Ludvik Capital, Inc may be affected by some or all of these factors and other risks and uncertainties, many of which are beyond Ludvik Capital, Inc’s control. Except for historical statements contained herein, the statements made in this release constitute forward-looking statements that involve risks and uncertainties.

CONTACT:

Frank Kristan, President
Ludvik Capital, Inc.
Phone: (206) 984-3470
frankkristan@ludvikcapital.com